Exhibit 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-20186, Form S-8 No. 33-29038, Form S-8 No. 33-39453, Form S-8
No. 33-44108, Form S-8 No. 33-89526, Form S-8 No. 33-89592, Form S-8 No.
333-05251, Form S-8 No. 333-05309, Form S-3 No. 33-46870, and Form S-3 No.
333-86961) of Sovereign Bancorp, Inc. of our report dated January 24, 2000 (except for Note 22, as to which the date is February 28, 2000), with respect to the consolidated financial statements of Sovereign Bancorp, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1999.


                                               /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
March 29, 2000